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Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-189718

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 2, 2015

PRELIMINARY PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 1, 2013)

$150,000,000

TESARO, Inc.

Common Stock

$            per share

        We are offering up to $150,000,000 of shares of our common stock in this offering.

        Our common stock is traded on the NASDAQ Global Select Market under the symbol "TSRO." On February 27, 2015, the reported last sale price of our common stock was $53.33 per share.

        You should read carefully this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement before you invest. Investing in our common stock involves risks. Please review "Risk Factors" beginning on page S-9 of this prospectus supplement and the risk factors described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to TESARO, before expenses	$	$

(1)
We refer you to "Underwriting" beginning on page S-19 for additional information regarding total underwriting compensation.

        We have granted the underwriters an option for a period of 30 days to purchase up to $22,500,000 of additional shares of our common stock from us to cover over-allotments, if any.

        The underwriters expect to deliver the shares on or about March             , 2015.

Citigroup BMO Capital Markets	Leerink Partners Baird	Deutsche Bank Securities Mizuho

March      , 2015.

S-i

 THIS PROSPECTUS SUPPLEMENT

        This document is in two parts, both of which are part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, on July 1, 2013, pursuant to which we may from time to time offer various securities in one or more offerings. The first part of this document is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus. The second part is the accompanying prospectus, which gives more general information about the shares of our common stock and other securities we may offer from time to time under our shelf registration statement, some of which may not apply to the shares of common stock offered by this prospectus. When we refer to this "prospectus," we are generally referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference into this prospectus, on the other hand, you should rely on the prospectus supplement unless the document incorporated by reference has a later date than this prospectus supplement, in which case you should rely on the document with a later date.

        You should rely only on information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with additional or inconsistent information. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus.

        We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where such offers and sales are permitted.

        Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus supplement and the accompanying prospectus to the "Company," "TESARO," "we," "us" and "our" and similar terms refer to TESARO, Inc. and our subsidiaries on a consolidated basis, as appropriate in the context.

S-ii

 PROSPECTUS SUPPLEMENT SUMMARY

        The following summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and is qualified in its entirety by the more detailed information and consolidated financial statements included elsewhere or incorporated by reference in this prospectus supplement. This summary does not contain all of the information that may be important to you. You should read and carefully consider the following summary together with the entire prospectus supplement and accompanying prospectus, including the documents incorporated by reference herein and therein, before deciding to invest in our common stock. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See "Special Note Regarding Forward-Looking Statements and Industry Data." Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in the "Risk Factors" and other sections of this prospectus supplement and the accompanying prospectus.

        Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "TESARO," "the Company," "we," us," and "our," refer to TESARO, Inc., together with its consolidated subsidiaries.

 Overview

        We are an oncology-focused biopharmaceutical company dedicated to improving the lives of cancer patients. We acquire, in-license and develop oncology product candidates. We have in-licensed and are currently developing three clinical-stage product candidates, rolapitant, niraparib and TSR-011. We submitted a new drug application, or NDA, for an oral formulation of rolapitant, to the U.S. Food and Drug Administration, or the FDA, in September 2014. If the NDA is approved by the FDA, oral rolapitant will become our first marketed product. In March 2014, we added immuno-oncology programs by entering into a collaboration and exclusive license agreement with AnaptysBio, Inc., or AnaptysBio, for the discovery and development of antibodies for several specified immuno-oncology targets.

  •
  Rolapitant is a potent and long-acting neurokinin-1, or NK-1, receptor antagonist for the prevention of chemotherapy induced nausea and vomiting, or CINV. We are developing both oral and intravenous, or IV, formulations of rolapitant. In December 2013, we announced top-line results for two Phase 3 trials of oral rolapitant and in May 2014, we announced top-line results for a third Phase 3 trial of oral rolapitant. The primary endpoint in each of these three trials was successfully achieved. In September 2014, we submitted to the FDA an NDA for oral rolapitant, which was accepted for review by the FDA in November 2014. We are currently preparing to begin marketing of oral rolapitant in the fourth quarter of 2015, assuming the NDA is approved on or about the Prescription Drug User Fee Act, or PDUFA, action date of September 5, 2015. The IV formulation of rolapitant is currently in various Phase 1 clinical trials. As part of a registration program for IV rolapitant, we have initiated a clinical study comparing the plasma exposure and bioequivalence of IV rolapitant and oral rolapitant. In January 2014, in a single ascending dose study we identified a dose of our IV formulation of rolapitant, 185mg, that we believe is likely to achieve bioequivalence to a 200mg dose of oral rolapitant, and we commenced a study to compare the plasma pharmacokinetic profile of IV rolapitant to the oral formulation in the third quarter of 2014. In the first quarter of 2015 we plan to initiate clinical studies to evaluate the safety of IV rolapitant to support an NDA submission, which we expect to submit in the fourth quarter of 2015.

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  Niraparib is an orally active and potent poly (ADP-ribose) polymerase, or PARP, inhibitor. In July 2013, we dosed the first patient in a Phase 3 clinical trial, which we refer to as the NOVA trial, evaluating niraparib for the treatment of patients with high grade serous, platinum sensitive, relapsed ovarian cancer. In April 2014, we dosed the first patient in a Phase 3 clinical trial, which we refer to as the BRAVO trial, evaluating niraparib in breast cancer patients with germline breast cancer susceptibility gene, or BRCA, mutations. Additionally, we intend to evaluate niraparib as a therapy for patients with ovarian cancer who previously have been treated with three or more regimens of therapy, which we refer to as our QUADRA trial, and as first-line maintenance therapy in ovarian cancer patients, which we refer to as our PRIMA trial. We expect the QUADRA trial to be initiated during the first quarter of 2015, and the PRIMA trial to be initiated during the second half of 2015. Based on research related to PARP inhibitors generally, we believe that niraparib may be effective in several additional oncology settings. Therefore, we also are collaborating with the Sarcoma Alliance for Research through Collaboration, or SARC, to evaluate niraparib in combination with temozolomide for the treatment of Ewing's sarcoma. Additionally, we may study niraparib in patients with advanced metastatic small cell lung cancer, or SCLC, and with gastric and prostate cancer. Based on our analysis of third-party market research and our estimates of the continued growth of the populations with ovarian and breast cancer, we estimate that by 2022 there will be approximately 40,000 eligible ovarian cancer patients in the aggregate in the U.S. and Europe for the indications currently being studied in our NOVA, QUADRA and PRIMA trials and approximately 10,000 eligible breast cancer patients in each of the U.S. and in Europe for the indication currently being studied in our BRAVO trial.

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  TSR-011 is an orally available targeted anti-cancer agent that is a potent inhibitor of both anaplastic lymphoma kinase, or ALK, and tropomyosin-related kinase, or TRK, currently in a Phase 1/2a dose escalation clinical trial in cancer patients. We have identified the maximum tolerated dose of TSR-011 and are now evaluating fractionated 60 and 120 milligram (mg) doses of TSR-011 in patients with ALK or TRK expression, including those with ALK-positive, or ALK+, and TRK-positive, or TRK+, non-small cell lung cancer, or NSCLC, who have not been previously treated with ALK inhibitors, those with ALK+ NSCLC who have progressed during treatment with other ALK inhibitors, and in those patients with other tumor types driven by ALK or TRK. A controlled release formulation is now available and is being evaluated in the ongoing study.

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  Immuno-Oncology Platform:  PD-1, or programmed cell death protein 1, is a key immune checkpoint molecule that can limit T-cell-mediated immune responses. The presence of the PD-1 ligand, or PD-L1, has been identified on many tumor types, and expression of PD-L1 has been linked to poor clinical outcomes in a variety of cancers. Anti-PD-1 antibodies have demonstrated in vivo efficacy in tumor models, have shown promising results in several clinical studies, and in September 2014, the FDA approved KEYTRUDA®, the first approved anti-PD-1 antibody, for the treatment of certain melanomas. As part of our collaboration with AnaptysBio, we received exclusive rights to monospecific antibody product candidates targeting TIM-3, LAG-3 and PD-1 and dual-reactive antibody product candidates targeting PD-1/TIM-3, PD-1/LAG-3 and an additional dual-reactive combination. We expect to file an investigational new drug application, or IND, for our first immuno-oncology antibody, TSR-042, which targets PD-1, by the end of 2015. We anticipate beginning clinical trials using TSR-042, the lead anti-PD-1 antibody product candidate that we have in-licensed as part of the agreement with AnaptysBio, in early 2016. With respect to the TIM-3 and LAG-3 targets, we have either identified or are working toward identifying lead and backup compounds. We expect trials with these compounds to be initialed in 2016. We intend to select lead and backup compounds for the dual-reactive PD-1/TIM-3 and PD-1/LAG-3 targets during the first half of 2015. In addition, we plan to evaluate our immuno-oncology anti-tumor agents, such as TSR-042, in combination preclinical pharmacology studies with niraparib, TSR-011 and other anti-tumor agents.

        In addition to potential candidates arising from our agreement with AnaptysBio, we intend to continue to leverage the experience and competencies of our senior management team to identify,

acquire, develop and commercialize cancer therapeutics and oncology supportive care products, including those that are potentially safer and more effective than existing treatments.

        Upon successful development and regulatory approval of any of our product candidates, we intend to pursue commercialization of them in key product markets, including North America, Europe and China. At this time, we intend to focus on commercializing our products directly in North America, and directly or in conjunction with established companies in Europe and China. In addition to developing commercial capabilities within these three geographic areas, we intend to establish a network of licensees and distributors for our products in other geographic areas.

        The key components of our strategy are:

  •
  Rapidly Develop and Successfully Commercialize Rolapitant for the Prevention of CINV.  In early 2012 we enrolled the first patient in our global Phase 3 clinical program for rolapitant, approximately one year after in-licensing this product candidate. In December 2013 we reported top-line results for two of our three Phase 3 clinical trials of oral rolapitant. In May 2014, we announced top-line results for the third Phase 3 trial of oral rolapitant. Our Phase 3 clinical program for oral rolapitant included investigative sites in over 25 countries. In September 2014, we submitted to the FDA an NDA for oral rolapitant, which was accepted for review by the FDA in November 2014. We are currently preparing to begin marketing oral rolapitant in the fourth quarter of 2015, assuming the NDA is approved on or about the PDUFA date of September 5, 2015. Our rolapitant program also includes the development of an IV formulation. We believe that we are well positioned to maximize the commercial potential of rolapitant. At MGI PHARMA, in 2003 our founding senior management team successfully launched and commercialized ALOXI® (palonosetron HCl injection), a 5-HT3 receptor antagonist for the prevention of CINV, in the United States. ALOXI, based on revenues, became the largest product in its class in 2006, despite being the fourth 5-HT3 receptor antagonist to market in the United States and competing with products sold by GlaxoSmithKline plc, Roche Holding Ltd. and Sanofi S.A. We intend to leverage the experience that our founding senior management team gained at MGI PHARMA to establish rolapitant, if approved, as part of the standard of care for the prevention of CINV in patients who, per established treatment guidelines, could benefit from an NK-1 receptor antagonist, in addition to treatment with a 5-HT3 receptor antagonist plus a corticosteroid.

  •
  Continue the Clinical Development of and Successfully Commercialize Niraparib for the Treatment of Cancers that are Susceptible to PARP Inhibition.  We are evaluating niraparib for the treatment of patients with high grade serous, platinum sensitive, relapsed ovarian cancer in the NOVA Phase 3 clinical study, which we commenced in July 2013. We are evaluating niraparib in breast cancer patients with germline BRCA mutations in the BRAVO Phase 3 clinical trial, which we commenced in April of 2014. We also are collaborating with SARC to evaluate niraparib in combination with temozolomide for the treatment of Ewing's sarcoma. We intend to initiate during the first quarter of 2015 a potential registration trial of niraparib as a therapy for patients with ovarian cancer who have previously been treated with three or more regimens of therapy, and additional trials in the SCLC and first-line ovarian cancer maintenance settings during the second half of 2015. We may also evaluate niraparib for the treatment of gastric and prostate cancer, and we plan to evaluate niraparib in combination preclinical pharmacology studies with our immuno-oncology anti-tumor agents.

  •
  Advance TSR-011 Through Clinical Trials for the Treatment of NSCLC and Other Tumor Types Associated with ALK and TRK Mutations.  We are pursuing a development pathway that we believe, if successful, will enable us to reduce the time to receive regulatory approval for this product candidate. In September 2012, we filed an investigational new drug application, or IND, for TSR-011 with the FDA that became effective in October 2012, and in November 2012, we announced that we had dosed the first patient in a Phase 1/2a dose escalation clinical trial of TSR-011 in cancer patients. We have identified the maximum tolerated dose of TSR-011 and are now evaluating fractionated 60mg and 120mg doses of TSR-011 in patients with ALK or TRK expression, including those with ALK+ and TRK+ NSCLC who have not been previously treated with ALK inhibitors, those with ALK+ NSCLC who have progressed during treatment with other ALK inhibitors, and those patients with other tumor types driven by ALK or TRK. A controlled release formulation of TSR-011 is now available and is being evaluated in the ongoing study. ALK is a key driver of multiple types of cancers, including subsets of NSCLC, neuroblastoma and lymphoma. TRK may drive tumor growth in patients with TRK+ NSCLC, colorectal cancer and thyroid cancer. In order to maximize the commercial potential of TSR-011, we are studying TSR-011 in multiple tumor types and treatment settings. We believe that TSR-011 may be differentiated from crizotinib and ceritinib, currently the only two marketed ALK inhibitors, as well as other ALK inhibitors in development, due to its potency, specificity and activity on specific mutant ALK proteins and by its tolerance profile to date, which could attract clinical investigators and patients to our clinical trials. We also plan to evaluate TSR-011 in combination preclinical pharmacology studies with our immuno-oncology anti-tumor agents.

  •
  Identify and Advance Potential Antibody Product Candidates Under Our Collaboration and Exclusive License Agreement with AnaptysBio.  In March 2014, we entered into a collaboration and exclusive license agreement with AnaptysBio for the discovery and development of immunotherapy antibodies against certain validated immuno-oncology targets, and we amended that agreement in November 2014. Under the agreement, we received exclusive rights to products based on AnaptysBio's proprietary technology for the discovery, generation and optimization of antibodies targeting certain immune checkpoint proteins. Specifically, we received exclusive rights to monospecific antibody product candidates targeting TIM-3, LAG-3 and PD-1 and dual-reactive antibody product candidates targeting PD-1/TIM-3, PD-1/LAG-3 and an additional dual-reactive combination candidate. We have selected a lead monospecific antibody product candidate for the PD-1 program, TSR-042, and we intend to select other lead candidates and carry out preclinical, clinical, regulatory and other activities necessary to develop and commercialize antibodies selected under each of the development programs. We believe that these therapeutic antibodies will form the basis of a strategic platform that will potentially enable us to develop novel monotherapy and combination-based approaches with immuno-oncology, including combinations of anti-PD-1 plus anti-TIM-3, and anti-PD-1 plus anti-LAG-3, and other anti-cancer agents in a variety of indications. Specifically, we believe this platform will enable us to initiate clinical development in new tumor indications, not addressed with our current product candidates, and to study combination approaches in the clinic, potentially both with our existing product candidates and new candidates we either in-license or access through collaborative transactions with others. We expect that TSR-042 will begin clinical trials in early 2016.

  •
  In-license or Acquire Additional Product Candidates to Create a Balanced Product Portfolio.  We intend to in-license or acquire additional product candidates across various stages of development. We do not have, nor do we intend to build, drug discovery capabilities. We intend to focus on product candidates that we believe are differentiated from existing cancer therapeutics and oncology supportive care products and that have well-defined, and potentially expeditious, clinical and regulatory pathways. Our criteria for selecting therapeutic product candidates for acquisition include consideration of potential diagnostics or specific clinical criteria that we believe would allow us to enrich our clinical study population for cancer patients who are more likely to respond to the compound. We believe that our three current product candidates, and potential product candidates under our collaboration with AnaptysBio, have these characteristics. We believe that our ability to execute on this strategy is due in part to our founding senior management team's experience with in-licensing and acquiring cancer therapeutics and oncology supportive care products on advantageous terms, and their prior success in developing and obtaining regulatory approval for these compounds, and developing markets for and commercializing these products. Our objective is to build a portfolio of cancer therapeutics and oncology supportive care products that is balanced by stage of development, resource requirements and development risk. We categorize acquisition or in-licensing targets as follows:

    •
    Lower risk, later-stage assets that serve as a foundation for building a commercial business.  We continue to seek, and may in-license or acquire, late-stage product candidates, such as rolapitant, that have well-defined regulatory and clinical development paths. By doing so, we believe that we can minimize to some degree the risks of development and regulatory approval. Having multiple products at, or near, a commercial stage will allow us to utilize the sales and marketing and medical affairs organizations we intend to build in a cost-effective manner.

    •
    Mid-stage assets supported by early clinical study results indicating activity and adequate safety.  We continue to seek, and may in-license or acquire, mid-stage product candidates and seek to advance them to final clinical testing, regulatory approval and commercialization. In identifying mid-stage assets, we intend to focus on assets that we believe demonstrate activity and adequate safety based on early clinical testing (i.e., Phase 1 or 2 clinical trials). Assets at this stage generally have more risk of not achieving eventual success than later-stage assets. We believe that when we acquired rights to niraparib in May 2012, it was representative of this type of asset.

    •
    Early-stage, potentially transformational assets associated with signals of effectiveness or patient selection approaches, by use of tools such as biomarkers.  We continue to seek, and may in-license or acquire, early-stage assets that we can develop from preclinical status to commercialized products. For this category of assets, we intend to focus on those compounds for which signals of effectiveness are demonstrated during in vitro or in vivo preclinical testing. Ideally, the early-stage assets we in-license or acquire will exhibit signals of effectiveness for identifiable subpopulations of cancer patients, thereby allowing for the selection of cancer patients during clinical testing who are most likely to respond to treatment. We believe this will lead to more efficient and effective clinical trials and, if approved, better prescription patterns, providing for the best potential patient outcomes. We believe that this more personalized medicine approach to cancer therapy will allow for a more rapid and efficient path to product candidate development, registration and commercialization. We believe that TSR-011 is representative of this type of asset.

    •
    Currently marketed products and soon to be marketed products around which we could develop a commercial operation.  We continue to seek, and may in-license or acquire, assets that have received regulatory approval and are, or are about to be, marketed to the same treatment centers and healthcare professionals as those to whom we would market our product candidates, if approved. Having multiple marketed products can lead to efficiencies of scale in sales and marketing and medical affairs, and can drive faster market penetration for future products.

  •
  Build Global Capabilities to Maximize the Value of Our Product Candidates.  We currently have exclusive worldwide rights to all of our current product candidates (rolapitant, niraparib, TSR-011, and any future product candidates that may result from our collaboration with AnaptysBio), and we intend to develop and commercialize our product candidates globally. We will also try to acquire global rights for product candidates we acquire or in-license in the future.

  •
  Develop Our Products Globally.  We are developing rolapitant, niraparib, and TSR-011 on a global basis, and intend to develop any future product candidates globally, in order to more rapidly enroll patients and support regulatory submissions to health authorities outside of the United States. We believe that global development programs will result in shortened development timelines, earlier submission of marketing authorization applications and, if the clinical results warrant, earlier regulatory approvals than would be expected if we were to conduct clinical development programs only in the United States.

    •
    Commercial Operations in North America and Other Key Markets.  We currently plan to commercialize our portfolio of cancer therapeutics and oncology supportive care products by deploying a fully integrated sales and marketing organization in North America. In the key markets of Europe and China, we expect to either deploy our own sales and marketing organizations or to collaborate with established third parties under arrangements that provide us with a significant portion of the economic value of our products in those markets. We believe that we can execute on this strategy for these geographies due to the past experience of our management team commercializing oncology products in those markets. Further, we believe that this strategy for Europe and China will provide us a better economic benefit than merely out-licensing substantial rights to our products for those regions to third parties for future development and commercialization, which may provide us with limited opportunities to impact the commercial success of our products.

The Offering

Common stock offered	$150,000,000 of shares of common stock
Common stock to be outstanding immediately following this offering	38,922,757 shares
Over-allotment option	Up to $22,500,000 of shares of common stock
Use of proceeds	We expect to use the net proceeds of this offering to fund potential commercialization activities for oral rolapitant, clinical trials for IV rolapitant, niraparib and our other product candidates, to carry out our immuno-oncology platform strategy, and for working capital and general corporate purposes. We may also use a portion of the proceeds to in-license or acquire, as the case may be, product candidates, technologies, compounds, other assets or complementary businesses, though we have no current understandings, agreements or commitments to do so. See "Use of Proceeds" on page S-15 of this prospectus supplement for a more complete description of the intended use of proceeds from this offering.
Risk factors	You should read "Risk Factors" on page S-9 of this prospectus supplement, including those incorporated by reference into this prospectus supplement, for a discussion of factors you should carefully consider before deciding to invest in our common stock.
NASDAQ Global Select Market symbol	TSRO

        The number of shares of our common stock to be outstanding immediately following this offering set forth above is based on 36,110,082 shares of our common stock outstanding as of December 31, 2014 and assumes the sale of $150 million of shares of common stock at $53.33 per share, the last reported sale price of our common stock on the NASDAQ Global Select Market on February 27, 2015. A 5% increase or decrease in the assumed public offering price of $53.33 per share would increase or decrease the number of shares of our common stock issued in this offering by approximately 4.8% or 5.3%, respectively.

        The number of shares of our common stock to be outstanding after this offering set forth above excludes:

  •
  3,726,329 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2014, at a weighted-average exercise price of $18.82 per share;

  •
  15,600 shares of our common stock reserved for issuance in connection with restricted stock units issued under our equity compensation plans;

  •
  423,759 shares of our common stock reserved for future issuance under our 2012 Omnibus Incentive Plan, or the 2012 Plan, which became effective in April 2012, plus any annual increases in the number of shares of common stock reserved for future issuance under the 2012 Plan pursuant to an "evergreen provision", which increase for 2015 was 1,444,403 shares as of January 1, 2015, and any other shares that may become issuable under the 2012 Plan pursuant to its terms;

  •
  257,324 shares of our common stock reserved for future issuance under our 2012 Employee Stock Purchase Plan, or the ESPP, plus any other shares that may become issuable under the ESPP pursuant to its terms; and

  •
  additional shares of our common stock reserved for issuance upon the conversion of the $201,250,000 in 3.0% convertible senior notes that we have outstanding, at a conversion rate of 28.4627 for each $1,000 in principal amount, which represents an initial conversion price of $35.13 per share (such conversion rate and price subject to adjustment upon the occurrence of certain events), the impact of which may be reduced by our potential exercise of capped call options, at an exercise price equivalent to the conversion price for the convertible notes and subject to an exercise price cap of $45.54 per share.

        Except as otherwise indicated, the information in this prospectus assumes or gives effect to no exercise by the underwriters of their over-allotment option to purchase up to $22,500,000 of additional shares of common stock from us.

RISK FACTORS

        An investment in our securities involves a high degree of risk. Before making an investment decision you should carefully consider the risks described below and the risks and uncertainties described in Part II, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference herein, and the other information set forth or incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties described or incorporated by reference in this prospectus supplement and the accompanying prospectus are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we believe are not material at this time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our common stock could decline, and you could lose all or part of your investment, or our use of the offering proceeds may not yield a favorable return on your investment. You should also refer to our financial statements and the notes to those statements, which are incorporated by reference in this prospectus supplement. See also the information contained under the heading "Cautionary Note Regarding Forward-Looking Statements" immediately below.

Risks Related to This Offering

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

        Investors purchasing common stock in this offering will pay a price per share that substantially exceeds the book value of our tangible assets after subtracting our liabilities. As a result, investors purchasing common stock in this offering will incur immediate dilution of $46.53 per share, assuming a public offering price of $53.33 per share, the reported last sale price of our common stock on the NASDAQ Global Select Market on February 27, 2015.

        This dilution is due to our investors who purchased shares prior to this offering having paid substantially less than the price offered to the public in this offering when they purchased their shares. In addition, options to purchase 3,726,329 shares of our common stock at a weighted-average exercise price of $18.82 per share were outstanding as of December 31, 2014, 15,600 shares of our common stock are reserved for issuance in connection with restricted stock units issued under our equity compensation plans and additional shares of our common stock are reserved for issuance upon the conversion of the $201,250,000 in 3.0% convertible senior notes, that we have outstanding, at a conversion rate of 28.4627 for each $1,000 in principal amount, which represents an initial conversion price of $35.13 per share (such conversion rate and price subject to adjustment upon the occurrence of certain events), the impact of which may be reduced by our potential exercise of capped call options, at an exercise price equivalent to the conversion price for the convertible notes and subject to an exercise price cap of $45.54 per share. The exercise of any of these options or the issuance of any of these shares would result in additional dilution. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. Further, because we will need to raise additional capital to fund our clinical development programs, we may in the future sell substantial amounts of common stock or securities convertible into or exchangeable for common stock. These future issuances of common stock or common stock-related securities, together with the exercise of outstanding options and any additional shares issued in connection with acquisitions, if any, may result in further dilution to investors. For a further description of the dilution that you will experience immediately after this offering, see "Dilution."

We have broad discretion in the use of the net proceeds from this offering and may not use such amounts effectively.

        Our management will have broad discretion in the application of the net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds from this offering to fund potential commercialization activities for oral rolapitant, clinical trials for IV rolapitant, niraparib and our other product candidates, to carry out our immuno-oncology platform strategy, and for working capital and general corporate purposes. Pending these uses, we may invest the net proceeds from this offering in short-term, interest-bearing investment grade securities, money market funds, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

 WHERE YOU CAN FIND MORE INFORMATION

        We file periodic reports, proxy statements and other information with the SEC in accordance with the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to you on the SEC's website at http://www.sec.gov and in the Investors section of our website at http://www.tesarobio.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement or the accompanying prospectus.

        We have filed with the SEC a shelf registration statement on Form S-3 with respect to the securities offered hereby. Although they are parts of the registration statement, this prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement, other parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus supplement, you should review the registration statement.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We are incorporating information into this prospectus supplement and the accompanying prospectus by reference, which means that we are disclosing important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except to the extent superseded by information contained in this prospectus supplement.

        This prospectus supplement incorporates by reference the documents set forth below, the file number for each of which is 001-35587, that have been previously filed with the SEC and any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering covered by this prospectus supplement, other than those documents or portions of those documents that are deemed not filed, such as information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K including related exhibits:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 25, 2015;

  •
  the portions of our Definitive Proxy Statement on Schedule 14A for our 2014 Annual Meeting, filed with the SEC on April 3, 2014, that were incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2013; and

  •
  the description of our common stock contained in our registration statement on Form 8-A filed under the Exchange Act on June 27, 2012, including any amendment or report filed for the purpose of updating such description.

        You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below or by contacting the SEC as described above under the section entitled "Where You Can Find More Information." Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement, by requesting them in writing or by telephone at:

TESARO, Inc.
Attention: Corporate Secretary
1000 Winter Street, Suite 3300
Waltham, Massachusetts 02451
(339) 970-0900

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus contain and incorporate by references certain forward-looking statements. We may, in some cases, use terms such as "believes," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should," "approximately" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements appear in a number of places throughout this prospectus supplement and the accompanying prospectus and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ongoing and planned preclinical studies and clinical trials, the timing of and our ability to make regulatory filings and obtain and maintain regulatory approvals for our product candidates, the degree of clinical utility of our product candidates, particularly in specific patient populations, our ability to develop commercial functions, cash needs, spending of the proceeds from this offering, expectations regarding clinical trial data, our results of operations, financial condition, liquidity, prospects, growth and strategies, the industry in which we operate and the trends that may affect the industry or us.

        By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and industry change and depend on economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement and the accompanying prospectus, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and events in the industry in which we operate may differ materially from the forward-looking statements contained in this prospectus supplement and the accompanying prospectus. In addition, even if our results of operations, financial condition and liquidity, and events in the industry in which we operate are consistent with the forward-looking statements contained in this prospectus supplement and the accompanying prospectus, they may not be predictive of results or developments in future periods.

        Actual results could differ materially from our forward-looking statements due to a number of factors, including risks related to:

  •
  our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;

  •
  the success and timing of our preclinical studies and clinical trials;

  •
  the difficulties in obtaining and maintaining regulatory approval of our product candidates, and the labeling under any approval we may obtain;

  •
  our plans and ability to develop and commercialize our product candidates, including oral rolapitant if the NDA is approved;

  •
  our ability to recruit or retain key scientific or management personnel or to retain our executive officers;

  •
  the size and growth of the potential markets for our product candidates and our ability to serve those markets;

  •
  regulatory developments in the United States and foreign countries;

  •
  the rate and degree of market acceptance of any of our product candidates;

  •
  our use of the proceeds from this offering;

  •
  obtaining and maintaining intellectual property protection for our product candidates and our proprietary technology;

  •
  the successful development of our commercialization capabilities, including sales and marketing capabilities;

  •
  recently enacted and future legislation regarding the healthcare system;

  •
  the success of competing therapies and products that are or become available; and

  •
  the performance of third parties, including contract research organizations and third-party manufacturers.

        Any forward-looking statements that we make in this prospectus supplement, the accompanying prospectus and documents incorporated by reference speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of unanticipated events. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

        You should also read carefully the factors described in the "Risk Factors" section of this prospectus supplement, and in Part II, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference herein, and elsewhere to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement, the accompanying prospectus and documents incorporated by reference will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, or the Securities Act, do not protect any forward-looking statements that we make in connection with this offering.

        We obtained the industry, market and competitive position data in this prospectus supplement, the accompanying prospectus and documents incorporated by reference from our own internal estimates and research as well as from industry and general publications and research surveys and studies conducted by third parties. While we believe that each of these studies and publications is reliable, we have not independently verified market and industry data from third-party sources. While we believe our internal company research is reliable and the market definitions we use are appropriate, neither such research nor these definitions have been verified by any independent source.

 USE OF PROCEEDS

        We expect that our net proceeds from the sale of the shares of common stock in this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $140.7 million.

        We expect to use the net proceeds of this offering to fund potential commercialization activities for oral rolapitant, clinical trials for IV rolapitant, niraparib and our other product candidates, to carry out our immuno-oncology platform strategy, and for working capital and general corporate purposes. We may also use a portion of the proceeds to in-license or acquire, as the case may be, product candidates, technologies, compounds, other assets or complementary businesses, though we have no current understandings, agreements or commitments to do so.

        Although it is difficult to predict future liquidity requirements, we believe that the net proceeds from this offering and our existing cash and cash equivalents will be sufficient to fund our operations for at least the next 12 months.

        The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures depend on numerous factors, including the ongoing status of and results from our clinical trials and other studies, the progress of our preclinical development efforts and any unforeseen cash needs. As a result, our management will have broad discretion in applying the net proceeds of this offering.

        Pending these uses, we intend to invest the net proceeds of this offering in a variety of capital preservation investments, including short-term, interest-bearing investment grade securities, money market funds, certificates of deposit and direct or guaranteed obligations of the U.S. government.

CAPITALIZATION

        The following table sets forth our consolidated cash and cash equivalents and our consolidated capitalization as of December 31, 2014 on an:

  •
  actual basis; and

  •
  as adjusted basis giving effect to the sale of $150 million of shares of our common stock offered in this offering, assuming the underwriters' option to purchase additional shares is not exercised and assuming a public offering price of $53.33 per share, the last reported sale price of our common stock on the NASDAQ Global Select Market on February 27, 2015, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

        The information in this table is illustrative only and our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table in conjunction with the information contained in "Use of Proceeds" on page S-15 of this prospectus supplement, as well as our consolidated financial statements and the accompanying notes in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of December 31, 2014
	Actual	As Adjusted
		(unaudited)
	(dollars in thousands)
Cash and cash equivalents	$256,861	$397,528

Debt:
Convertible notes, net	115,481	115,481

Total debt	115,481	115,481
Stockholders' equity:
Preferred stock, par value $0.0001 per share; 10,000,000 shares authorized and no shares issued or outstanding, actual and as adjusted	—	—
Common stock, par value $0.0001 per share; 100,000,000 shares authorized and 36,110,082 shares issued and outstanding, actual; 100,000,000 shares authorized and 38,922,757 shares issued and outstanding, as adjusted	4	4
Additional paid-in capital	474,562	615,229
Accumulated deficit	(350,510)	(350,510)

Total stockholders' equity	124,056	264,723

Total capitalization	$239,537	$380,204

        The number of shares of our common stock to be outstanding immediately following this offering set forth above is based on 36,110,082 shares of our common stock outstanding as of December 31, 2014, and assumes the sale of $150 million of shares of common stock at $53.33 per share, the last reported sale price of our common stock on the NASDAQ Global Select Market on February 27, 2015. The number of shares of our common stock to be outstanding after this offering set forth above excludes:

  •
  3,726,329 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2014, at a weighted-average exercise price of $18.82 per share;

  •
  15,600 shares of our common stock reserved for issuance in connection with restricted stock units issued under our equity compensation plans;

  •
  423,759 shares of our common stock reserved for future issuance under our 2012 Omnibus Incentive Plan, or the 2012 Plan, which became effective in April 2012, plus any annual increases in the number of shares of common stock reserved for future issuance under the 2012 Plan pursuant to an "evergreen provision," which increase for 2015 was 1,444,403 shares as of January 1, 2015, and any other shares that may become issuable under the 2012 Plan pursuant to its terms;

  •
  257,324 shares of our common stock reserved for future issuance under our 2012 Employee Stock Purchase Plan, or the ESPP, plus any other shares that may become issuable under the ESPP pursuant to its terms; and

  •
  additional shares of our common stock reserved for issuance upon the conversion of the $201,250,000 in 3.0% convertible senior notes that we have outstanding, at a conversion rate of 28.4627 for each $1,000 in principal amount, which represents an initial conversion price of $35.13 per share (such conversion rate and price subject to adjustment upon the occurrence of certain events), the impact of which may be reduced by our potential exercise of capped call options, at an exercise price equivalent to the conversion price for the convertible notes and subject to an exercise price cap of $45.54 per share.

 DILUTION

        If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the price per share of our common stock in this offering and the pro forma as adjusted net tangible book value per share of our common stock upon closing of this offering. Net tangible book value per share of our common stock is determined at any date by subtracting our total liabilities from the amount of our total tangible assets (total assets less intangible assets) and dividing the difference by the number of shares of our common stock deemed to be outstanding at that date.

        Our historical net tangible book value as of December 31, 2014 was approximately $124.1 million, or $3.44 per share, based on 36,110,082 shares of common stock outstanding as of December 31, 2014.

        Investors participating in this offering will incur immediate and substantial dilution. After giving effect to our receipt of approximately $140.7 million of expected net proceeds (after deducting underwriting discounts and commissions and estimated offering expenses payable by us) from our sale of common stock in this offering, our as adjusted net tangible book value as of December 31, 2014 would have been $264.7 million, or $6.80 per share. This amount represents an immediate increase in net tangible book value of $3.36 per share of our common stock to existing stockholders and an immediate dilution in net tangible book value of $46.53 per share of our common stock to new investors purchasing shares of common stock in this offering.

        The following tables illustrate this dilution on a per share basis:

Public offering price per share		$53.33

Historical net tangible book value per share as of December 31, 2014	$3.44

As adjusted increase in net tangible book value per share attributable to investors participating in this offering	3.36

As adjusted net tangible book value per share after this offering		6.80

Dilution per share to new investors		$46.53

        We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity securities or convertible debt, your ownership will be further diluted.

UNDERWRITING

        Citigroup Global Markets Inc., Leerink Partners LLC and Deutsche Bank Securities Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters named below (the "Representatives"). Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares set forth opposite the underwriter's name.

Underwriter	Number of Shares
Citigroup Global Markets Inc.
Leerink Partners LLC
Deutsche Bank Securities Inc.
BMO Capital Markets Corp.
Robert W. Baird & Co. Incorporated
Mizuho Securities USA Inc.

Total

        The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the over-allotment option described below) if they purchase any of the shares.

        Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $            per share. If all the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

        If the underwriters sell more shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to                additional shares at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter's initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

        We, our officers and directors, and certain of our other stockholders have agreed that, for a period of 60 days from the date of this prospectus supplement, we and they will not, without the prior written consent of the Representatives, dispose of or hedge any shares or any securities convertible into or exchangeable for our common stock, other than grants of equity incentive compensation if they (i) are an inducement material to an individual entering into employment with the Company and (ii) do not require shareholder approval pursuant to Nasdaq Rule 5635(c). The Representatives in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

        The shares are listed on the Nasdaq Global Select Market under the symbol "TSRO."

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option.

Paid by Tesaro
	No Exercise	Full Exercise
Per share	$	$
Total	$	$

        We estimate that our portion of the total expenses of this offering will be $            . We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $10,000 as set forth in the underwriting agreement.

        In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option and stabilizing purchases.

  •
  Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

  •
  "Covered" short sales are sales of shares in an amount up to the number of shares represented by the underwriters' over-allotment option.

  •
  "Naked" short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters' over-allotment option.

  •
  Covering transactions involve purchases of shares either pursuant to the underwriters' option to purchase additional shares or in the open market after the distribution has been completed in order to cover short positions.

  •
  To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  To close a covered short position, the underwriters must purchase shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

  •
  Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Other Relationships

        The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        Additionally, in connection with the pricing of our 3.00% Convertible Senior Notes Due 2021, or the notes, in September 2014, we entered into capped call transactions with Citibank, N.A. and Deutsche Bank AG, London Branch, which we refer to as the "hedge counterparties." The capped call transactions covered, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of our common stock underlying the notes and are expected generally to reduce the potential dilution and/or offset potential cash payments we are required to make in excess of the principal amount upon conversion of the notes. In connection with hedging the capped call transactions, the hedge counterparties (or their affiliates) may modify their existing hedge positions with respect to the capped call transactions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions at any time prior to the maturity of the notes (and are likely to do so during any conversion period related to a conversion of notes). This hedging activity could have an effect of decreasing, or preventing an increase of, the market price of our common stock (or of increasing, or preventing a decrease of, such price) at the time of the pricing of this offering.

Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of shares described in this prospectus supplement may not be made to the public in that relevant member state other than:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For purposes of this provision, the expression an "offer of securities to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

        The sellers of the shares have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus supplement. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

        This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a "relevant person"). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

        Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:

  •
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  •
  used in connection with any offer for subscription or sale of the shares to the public in France.

        Such offers, sales and distributions will be made in France only:

  •
  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

  •
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  •
  in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

        The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

        The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The shares offered in this prospectus supplement have not been and will not be registered under the Securities and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

        Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

  •
  to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

  •
  where no consideration is or will be given for the transfer; or where the transfer is by operation of law.

LEGAL MATTERS

        The legal validity of the securities offered by this prospectus supplement will be passed upon for us by Hogan Lovells US LLP, Baltimore, Maryland. Certain legal matters in connection with this offering will be passed upon for the underwriters by Latham & Watkins LLP, Menlo Park, California.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, as set forth in their report dated February 25, 2015, which is incorporated by reference in this prospectus supplement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

PROSPECTUS

Common Stock
Debt Securities
Preferred Stock
Warrants
Units

        We may, from time to time, offer, issue and sell senior or subordinated debt securities, preferred stock, common stock, warrants to purchase our debt securities, preferred stock or common stock, as well as units that include any of these securities. The debt securities, preferred stock and warrants we may offer may be convertible into or exercisable or exchangeable for debt, common or preferred stock or other securities of the Company or debt or equity securities of one or more other entities. We refer to our senior or subordinated debt securities, preferred stock, common stock, warrants and units collectively as the "securities." We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus. In addition, this prospectus may be used to offer securities for the account of persons other than us.

        This prospectus describes some of the general terms that may apply to the securities we or any selling securityholders may offer and sell and the general manner in which they may be offered. Each time we or any selling securityholders offer securities pursuant to this prospectus, we or any selling securityholders will provide one or more supplements to this prospectus or free writing prospectuses that contain specific information about the offering and the terms of any securities being sold. Before investing, you should carefully read this prospectus and any related prospectus supplement or free writing prospectus. Prospectus supplements or free writing prospectuses may also add, update or change information contained in this prospectus.

        We or any selling securityholder may offer and sell these securities to or through agents, underwriters, dealers or directly to purchasers, on a continuous or delayed basis. The names of any agents, underwriters or dealers and the terms of the arrangements with such entities will be stated in the applicable prospectus supplement.

        Our common stock is traded on The NASDAQ Global Select Market under the symbol "TSRO."

        You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. Investing in our common stock involves risks. Please see "Risk Factors" on page 4 for more information.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 1, 2013

ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf registration process, we or any selling securityholder may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we or any selling securityholder may offer. Each time we or any selling securityholder sell securities pursuant to this prospectus, we or such selling securityholder will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Information by Reference", and any free writing prospectus that we may prepare and distribute.

        Neither we nor any selling securityholder have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying supplement to this prospectus or any free writing prospectus that may be incorporated by reference into this prospectus or any prospectus supplement or any documents incorporated by reference into this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or any free writing prospectus. Neither this prospectus nor any accompanying prospectus supplement nor any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus or any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any accompanying prospectus supplement or any free writing prospectus or any other offering materials is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any accompanying prospectus supplement or any free writing prospectus is delivered or securities are sold on a later date.

        Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to the "Company," "TESARO," "we," "us" and "our" and similar terms refer to TESARO, Inc. and our subsidiaries on a consolidated basis, as appropriate in the context.

i

 PROSPECTUS SUMMARY

        This summary contains a general summary of the information contained in this prospectus. It may not include all the information that is important to you. You should read the entire prospectus, the prospectus supplement delivered with the prospectus, if any, and the documents incorporated by reference before making an investment decision.

 Our Company

        We are an oncology-focused biopharmaceutical company dedicated to improving the lives of cancer patients. We have in-licensed and are currently developing three oncology-related product candidates, rolapitant, niraparib and TSR-011. We intend to continue to leverage the experience and competencies of our senior management team to identify, acquire, develop and commercialize cancer therapeutics and oncology supportive care products that are safer and more effective than existing treatments. Upon successful development and regulatory approval of any of our product candidates we intend to make them available to cancer patients in North America, Europe and China through our own commercialization efforts and to establish a network of licensees and distributors in other geographic areas.

        Many marketed products and product candidates in development treat cancer through nonspecific damage to cellular components or alter cell metabolism or internal repair mechanisms leading to the demise of cancer cells. More recently, targeted anti-cancer agents have been designed by scientists to inhibit the action of specific molecules within cancer cells that drive the aberrant growth responsible for tumor development. Certain of these targeted agents are developed in conjunction with companion diagnostic tests that are used by clinicians to determine if a patient's cancerous tumor contains these specific molecules and is, therefore, more likely to respond to a particular targeted therapy. For our cancer therapeutics, we believe we have acquired product candidates where diagnostics or specific clinical criteria will allow us to identify cancer patients who will be likely to respond to the therapeutic. In the future, our preference will be to in-license cancer therapeutics that can be developed in a targeted patient population enriched for those who will respond to the drug candidate. We expect that the characteristics of these compounds will permit us to design clinical trials that, if successful, will allow us to achieve clinical outcomes that will support regulatory approval for targeted patient groups and reimbursement by healthcare payors due to attractive risk/benefit metrics in the targeted population.

        All of these approaches may be associated with various cancer treatment side effects including, but not limited to, nausea and vomiting. Supportive care products are frequently prescribed or administered to cancer patients to prevent or treat these side effects, thereby allowing the patients to continue to receive potentially life-prolonging cancer therapies. Our product portfolio currently consists of three oncology-related product candidates:

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  Rolapitant—a potent and long-acting neurokinin-1, or NK-1, receptor antagonist currently in Phase 3 clinical trials for the prevention of chemotherapy induced nausea and vomiting, or CINV.

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  Niraparib—formerly known as MK-4827, an orally active and potent poly (ADP-ribose) polymerase, or PARP, inhibitor that has undergone a Phase 1 clinical trial in cancer patients as a monotherapy. We intend to evaluate niraparib for the treatment of patients with platinum sensitive ovarian cancer in a Phase 3 clinical study, which we expect to commence during 2013. Additionally, we may evaluate niraparib for the treatment of breast, gastric, lung, sarcoma and prostate cancer.

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  TSR-011—an orally available anaplastic lymphoma kinase, or ALK, inhibitor (targeted anti-cancer agent) currently in a Phase 1/2 clinical trial.

        We were founded in March 2010 by former executives of MGI PHARMA, Inc., or MGI PHARMA, an oncology and acute-care focused biopharmaceutical company. While at MGI PHARMA, our senior management team collaborated in the clinical development and commercialization of several cancer therapeutics and oncology supportive care products, including Aloxi (palonosetron HCl) for CINV. In developing and commercializing TESARO's product candidates, we believe we will be able to leverage our senior management team's long-standing experience with key opinion leaders, patient groups, payors, oncology networks, cancer centers, oncologists, oncology nurses, and pharmacists. To date, we have not generated any revenues.

Securities We Are Offering

        We may offer any of the following securities from time to time:

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  shares of our common stock;

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  debt securities;

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  shares of our preferred stock;

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  warrants to purchase shares of our common stock or preferred stock or our debt securities; and

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  any combination of our common stock, preferred stock, warrants or debt securities.

        When we use the term "securities" in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

        Common Stock.    We may offer shares of our common stock. Our common stock currently is listed on The NASDAQ Global Select Market under the symbol "TSRO."

        Debt Securities.    Our debt securities may be senior or subordinated in right of payment and may be convertible into our debt securities, preferred stock, common stock or other securities or property. For any particular debt securities we offer, the applicable prospectus supplement will describe the specific designation, the aggregate principal or face amount and the purchase price; the ranking, whether senior or subordinated; the stated maturity; the redemption terms, if any; the conversion terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; and any other specific terms. We will issue the senior and subordinated debt securities under separate indentures between us and a trustee we will identify in the applicable prospectus supplement.

        Preferred Stock.    We may offer our preferred stock in one or more series. For any particular series we offer, the applicable prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exchangeable for other securities or property, if any; the redemption terms, if any; and any other specific terms.

        Warrants.    We may offer warrants to purchase our common stock, preferred stock or debt securities. For any particular warrants we offer, the applicable prospectus supplement will describe the underlying security; expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of any security to be delivered by us upon exercise; and any other specific terms. We may issue the warrants under warrant agreements between us and one or more warrant agents.

        Listing.    If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

        Our principal executive offices are located at 1000 Winter Street, Suite 3300, Waltham, Massachusetts 02451, and our telephone number is (339) 970-0900. Our internet website is www.tesarobio.com. We make our electronic filings with the Securities Exchange Commission (the "SEC"), including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports available on our website free of charge as soon as practicable after we file or furnish them with the SEC. Information on our website is not a part of, or incorporated by reference into, this prospectus.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus, any accompanying prospectus supplement, and in the documents we incorporate by reference in this prospectus before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described in "Part I—Item 1A. Risk Factors" of our most recent Form 10-K, as updated by the additional risks and uncertainties set forth in other filings we make with the SEC or any accompanying prospectus supplement. Any of the risks and uncertainties set forth therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. As a result, you could lose all or part of your investment.

WHERE YOU CAN FIND MORE INFORMATION

        We are currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to you on the SEC's website at http://www.sec.gov and in the Investors section of our website at http://www.tesaro.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

        We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below, the file number for each of which is 001-35587, that have been previously filed with the SEC:

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  Our Annual Report on Form 10-K for the year ended December 31, 2012;

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  Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013;

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  Our Current Report on Form 8-K filed with the SEC on May 10, 2013;

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  All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering; and

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  The description of our common stock contained in our registration statement on Form 8-A filed under the Exchange Act on June 27, 2012, including any amendment or report filed for the purpose of updating such description.

        In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

        Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below or by contacting the SEC as described above under the section entitled "Where You Can Find More Information." Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone at:

TESARO, Inc.
Attention: Corporate Secretary
1000 Winter Street, Suite 3300
Waltham, Massachusetts 0245103
(339) 970-0900

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains and incorporates by references certain forward-looking statements. Any accompany prospectus supplement may also do so. We may, in some cases, use terms such as "believes," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should," "approximately" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements appear in a number of places throughout this prospectus and any accompanying prospectus supplement and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ongoing and planned preclinical development and clinical trials, the timing of and our ability to make regulatory filings and obtain and maintain regulatory approvals for our product candidates, our intellectual property position, the degree of clinical utility of our products, particularly in specific patient populations, our ability to develop commercial functions, expectations regarding clinical trial data, our results of operations, cash needs, spending of the proceeds from this offering, financial condition, liquidity, prospects, growth and strategies, the industry in which we operate and the trends that may affect the industry or us.

        By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change and depend on economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and any accompanying prospectus supplement, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement. In addition, even if our results of operations, financial condition and liquidity, and events in the industry in which we operate are consistent with the forward-looking statements contained in this prospectus and any accompanying prospectus supplement, they may not be predictive of results or developments in future periods.

        Actual results could differ materially from our forward-looking statements due to a number of factors, including risks related to:

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  our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;

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  the success and timing of our preclinical studies and clinical trials;

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  the difficulties in obtaining and maintaining regulatory approval of our product candidates, and the labeling under any approval we may obtain;

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  our plans and ability to develop and commercialize our product candidates;

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  our failure to recruit or retain key scientific or management personnel or to retain our executive officers;

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  the size and growth of the potential markets for our product candidates and our ability to serve those markets;

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  regulatory developments in the United States and foreign countries;

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  the rate and degree of market acceptance of any of our product candidates;

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  our use of the proceeds from this offering;

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  obtaining and maintaining intellectual property protection for our product candidates and our proprietary technology;

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  the successful development of our commercialization capabilities, including sales and marketing capabilities;

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  recently enacted and future legislation regarding the healthcare system;

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  the success of competing therapies and products that are or become available; and

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  the performance of third parties, including contract research organizations and third-party manufacturers.

        Any forward-looking statements that we make in this prospectus and any accompanying prospectus supplement speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this prospectus and any accompanying prospectus supplement or to reflect the occurrence of unanticipated events. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

        You should also read carefully the factors described in the "Risk Factors" section of any accompanying prospectus supplement and elsewhere to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus and any accompanying prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, the Securities Act, do not protect any forward-looking statements that we make in connection with this offering.

        We obtained the industry, market and competitive position data in this prospectus and any accompanying prospectus supplement from our own internal estimates and research as well as from industry and general publications and research surveys and studies conducted by third parties. While we believe that each of these studies and publications is reliable, we have not independently verified market and industry data from third-party sources. While we believe our internal company research is reliable and the market definitions we use are appropriate, neither such research nor these definitions have been verified by any independent source.

USE OF PROCEEDS

        Any accompanying prospectus supplement will set forth our intended use of the net proceeds from the sale of our securities offered by us, which could include, among other uses, general corporate purposes.

        Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

RATIO OF EARNINGS TO FIXED CHARGES

        The table below presents the ratio of earnings to combined fixed charges and preferred stock dividends and the coverage deficiency for the three months ended March 31, 2013, the year ended December 31, 2012, the year ended December 31, 2011, and the period from our inception to December 31, 2010.

	Three Months Ended March 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Period From March 26, 2010 (Date of Inception) to December 31, 2010
Ratio of earnings to combined fixed charges and preferred stock dividends	deficiency	deficiency	deficiency	deficiency
Deficiency (in thousands) ($)	(18,869)	(61,763)	(16,398)	(8,975)

        We did not record earnings for the three months ended March 31, 2013 and the other periods presented in the above table. Accordingly, our earnings were inadequate to cover fixed charges for each such period. The amount of the deficiency by which our earnings did not cover our fixed charges for each such period is disclosed in the second line of the above table, in thousands of dollars.

        For purposes of calculating the ratio of earnings to fixed charges, earnings are calculated as follows: (i) adding (a) pre-tax income (loss) from continuing operations; (b) fixed charges; (c) amortization of capitalized interest; (d) distributed income of equity investees; and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges; and (ii) then subtracting from such sum (a) interest capitalized and (b) any net income attributable to noncontrolling interests. Fixed charges are calculated as the sum of (a) interest costs (both expensed and capitalized), (b) amortization of debt expense and discount or premium relating to any indebtedness and (c) that portion of rental expense that is representative of the interest factor.

        This information should be read in conjunction with our consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

 DESCRIPTION OF OUR COMMON STOCK

        The following, together with the additional information we include in the applicable prospectus supplement, describes the common stock that we may offer under this prospectus, including the material provisions of our amended and restated certificate of incorporation and our amended and restated bylaws, the registration rights agreement to which we and certain of our stockholders are parties and certain provisions of the Delaware General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our amended and restated certificate of incorporation, amended and restated bylaws and registration rights agreement, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

General

        Our amended and restated certificate of incorporation authorizes us to issue up to 110,000,000 total shares, including 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of June 27, 2013, there were 32,615,835 shares of our common stock outstanding and held of record by 41 holders. As of June 27, 2013, there were 2,844,602 shares of our common stock issuable upon the exercise of outstanding options.

        Voting Rights.    Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders.

        Dividends.    Subject to the preferences that may be applicable to any outstanding preferred stock, holders of our common stock shall be entitled to receive ratably any dividends that may be declared by the board of directors out of funds legally available for that purpose.

        Liquidation.    In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.

        No Preemptive or Similar Rights.    Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Preferred Stock

        Under our amended and restated certificate of incorporation our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations and restrictions. Our board of directors also can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock.

Anti-Takeover Provisions

        Maximum Number of Directors.    Our amended and restated certificate of incorporation and amended and restated bylaws do not limit the maximum size of our board of directors.

        No Cumulative Voting.    Under Delaware law, cumulative voting for the election of directors is not permitted unless a corporation's certificate of incorporation authorizes cumulative voting. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting in the election of directors.

        Special Stockholder Meetings.    Our amended and restated certificate of incorporation and amended and restated bylaws provide that a special meeting of stockholders may be called only by a written request from a majority of our board of directors.

        No Stockholder Action by Written Consent.    Our amended and restated certificate of incorporation and amended and restated bylaws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing.

        Issuance of Undesignated Preferred Stock.    Our amended and restated certificate of incorporation provide our board of directors with the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors.

        Section 203 of the Delaware General Corporation Law.    We are governed by the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation's assets with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation's outstanding voting stock, unless:

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  the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder;

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  upon consummation of the transaction which resulted in the stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding stock owned by directors who are also officers of the corporation; or

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  subsequent to such time that the stockholder became an interested stockholder the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

        A Delaware corporation may "opt out" of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders' amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

        Stockholder Advance Notice Procedure.    Our amended and restated bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. The amended and restated bylaws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our secretary a written notice of the stockholder's intention to do so. To be timely, the stockholder's notice must be delivered to, or mailed and received by, us not later than 90 days nor earlier than 120 days prior to the anniversary date of the preceding year's annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or 60 days after such anniversary date, we must receive the notice not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or the 10th day following the day on which we provide the notice or public disclosure of the date of the meeting. The notice must include the following information:

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  As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

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  the name and address of the stockholder and of such beneficial owner, if any;

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  the class and number of shares of our capital stock owned beneficially and of record by such stockholder and such beneficial owner, if any;

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  if applicable, a description of all agreements, arrangements or understandings with respect to the nomination or proposal between or among such stockholder and such beneficial owner, if any, any of their respective affiliates or associates, and any others acting in concert with the foregoing;

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  if applicable, a description of all agreements, arrangements or understandings (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that have been entered into as of the date of the stockholders' notice by, or on behalf of, such stockholder and such beneficial owner, if any, the effect or intent of which is to mitigate loss, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder and such beneficial owner, if any, with respect to our shares of stock;

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  such other information relating to such stockholder and such beneficial owner, if any, as would be required to be included in a proxy statement or other filings to be made in connection with solicitations of proxies for the election of directors in a contested election under the SEC's proxy rules;

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  a representation that the stockholder is a holder of record of our stock, entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

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  a representation whether the stockholder or the beneficial owner, if any, intends, or is part of a group which intends, (a) to deliver a proxy statement and/or form of proxy to holder of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee(s) and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination; and

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  such other information that the board of directors may request in its discretion.

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  As to each person whom a stockholder proposes to nominate for election as a director:

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  such person's name, age, business address and, if known, residential address;

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  such person's principal occupation or employment;

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  the class, series and number of shares of our stock that is, directly or indirectly, owned, beneficially or of record, by such person;

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  if applicable, a description of all agreements, arrangements or understandings between the stockholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is to be made by the stockholder;

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  such other information regarding each nominee as would be required to be included in a proxy statement filed under the SEC's proxy rules if the nominee had been nominated, or intended to be nominated, by the board of directors; and

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    the consent of each nominee to be named in the proxy statement as a nominee and to serve as a director if elected.
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  As to any other business that the stockholder proposes to bring before the meeting:

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  a brief description of the business desired to be brought before the meeting and the reason for conducting such business at the meeting;

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  the text of the proposal or business;

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  any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

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  any other information concerning such matter that must be included in a proxy statement filed under the SEC's proxy rules as if the matter had been proposed, or intended to be proposed, by the board of directors.

Registration Rights

        We entered into a second amended and restated investors' rights agreement, dated June 6, 2011, as amended June 7, 2011, with the holders of our preferred stock. Under the amended and restated investors' rights agreement, we granted registration rights to the holders of 19,410,490 shares, or approximately 59.5% of our common stock outstanding as of June 27, 2013. The holders of these shares or their transferees are entitled to certain rights with respect to the registration of such shares under the Securities Act until the shares are sold in a transaction in which the holder does not assign the registration rights.

        Demand Registration Rights.    At any time, fifty percent or more of the shares having demand registration rights may request that we register all or a portion of their shares. We will effect the registration as requested, unless, in the good faith judgment of our board of directors, such registration would be materially detrimental to us and our stockholders and should be delayed. In addition, because we are eligible for the use of Form S-3, holders of a majority of the shares having demand registration rights may make unlimited requests that we register all or a portion of their common stock for sale under the Securities Act on Form S-3, or any successor form, so long as the aggregate price to the public in connection with any such offering is at least $1.0 million.

        Incidental Registration Rights.    In addition, if at any time after this offering we register any shares of our common stock, the holders of all shares having registration rights are entitled to notice of the registration and to include all or a portion of their common stock in the registration.

        Other Provisions.    In the event that any registration in which the holders of registrable shares participate pursuant to the registration rights agreement is an underwritten public offering, the number of registrable shares to be included may, in specified circumstances, be limited due to market conditions.

        We will pay all registration expenses, other than underwriting discounts and selling commissions, and the reasonable fees and expenses, other than underwriting discounts and selling commissions, and the reasonable fees and expenses of a single special counsel for the selling stockholders, related to any demand or piggyback registration. The investors' rights agreement contains customary cross-indemnification provisions, pursuant to which we are obligated to indemnify the selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions in the registration statement attributable to them. The demand, piggyback and Form S-3 registration rights described above will expire, with respect to any particular stockholder, five years after our initial public offering, or two years after our initial public offering when that stockholder can sell any of his, her or its shares under Rule 144 of the Securities Act.

Choice of Forum

        Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty owed by any of our directors, officers or employees to us or our stockholders; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law; or any action asserting a claim against us that is governed by the internal affairs doctrine.

Limitation on Liability and Indemnification of Directors and Officers

        Our amended and restated certificate of incorporation and amended and restated bylaws limit our directors' and officers' liability to the fullest extent permitted under Delaware corporate law. Specifically, our directors and officers will not be liable to us or our stockholders for monetary damages for any breach of fiduciary duty by a director or officer, except for liability:

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  for any breach of the director's or officer's duty of loyalty to us or our stockholders;

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  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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  for unlawful dividends or stock repurchases under Section 174 of the Delaware General Corporation Law; or

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  for any transaction from which a director or officer derives an improper personal benefit.

        If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of our directors or officers shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        The provision regarding indemnification of our directors and officers in our amended and restated certificate of incorporation will generally not limit liability under state or federal securities laws.

        Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws provide that we will, in certain situations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person's former or present official capacity with us against judgments, penalties, fines, settlements and reasonable expenses. Any such person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses (including attorneys' fees and disbursements and court costs) in advance of the final disposition of the proceeding.

        We maintain a directors' and officers' insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.

        The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

        In addition, we have entered into indemnification agreements with each of our directors and executive officers, which also provide, subject to certain exceptions, for indemnification for related expenses, including, among others, reasonable attorney's fees, judgments, fines and settlements incurred in any action or proceeding. Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

        There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Transfer Agent and Registrar

        Our transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Book Entry; Uncertificated Shares

        Our common stock is issued in book-entry form through the direct registration system. Under this system, unless a common stockholder requests a physical stock certificate, ownership of our common stock is reflected in account statements periodically distributed to our common stockholders by our transfer agent, who will hold the book-entry shares on behalf of our common stockholders. However, any holder of our common stock who wishes to receive a physical stock certificate evidencing his, her or its shares of our common stock may at any time obtain a stock certificate at no charge by contacting our transfer agent.

Listing

        Our common stock is listed on the NASDAQ Global Select Market under the symbol "TSRO."

DESCRIPTION OF DEBT SECURITIES

        The following, together with the additional information we include in any applicable prospectus supplement, describes the debt securities that we may offer under this prospectus. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to the indentures governing our senior debt and subordinated debt securities, which we refer to as the "Senior Debt Securities Indenture" and "Subordinated Debt Securities Indenture," respectively. A form of the Senior Debt Securities Indenture and Subordinated Debt Securities Indenture, each of which we refer to individually as an "Indenture" and which we refer to collectively as the "Indentures," have been filed as exhibits to the registration statement of which this prospectus is a part. We will file any definitive indenture as an exhibit to reports that we file with the SEC and incorporate by reference in this prospectus and the applicable prospectus supplement.

        The Indentures are and will be subject to and governed by the Trust Indenture Act of 1939. The description of the Indentures set forth below assumes that we have entered into both of the Indentures. We will execute and deliver one or both of the Indentures when and if we issue debt securities. Unless otherwise specified, capitalized terms used but not defined in this prospectus have the meanings set forth in the Indentures.

General

        The debt securities offered under this prospectus will be our direct obligations. Senior debt securities will rank equally in right of payment with our other senior and unsubordinated debt that may be outstanding from time to time, and will rank senior in right of payment to all of our subordinated debt securities that may be outstanding from time to time. Subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt, as described under "Subordination" below.

        Each Indenture provides that we may issue debt securities without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by one or more resolutions of our board of directors or as established in one or more indentures supplemental to the Indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series.

        Each Indenture provides that there may be more than one trustee thereunder, each with respect to one or more series of debt securities. Any trustee under either Indenture may resign or be removed with respect to one or more series of debt securities, and we will appoint a successor trustee, by or pursuant to a resolution adopted by our board of directors, to act with respect to such series. If two or more persons are acting as trustee with respect to different series of debt securities, each such trustee will be a trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other trustee thereunder, and, except as otherwise indicated in either of the Indentures, any action described to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the Indenture.

        The particular terms of any series of debt securities being offered by us under this prospectus will be described in the applicable prospectus supplement relating to that series of debt securities. Those terms may include:

          (1)   the title of such series of debt securities;

          (2)   the classification of such debt securities as senior debt securities or subordinated debt securities;

          (3)   the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

          (4)   the percentage of the principal amount of such debt securities that will be issued and, if other than the entire principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount thereof that is convertible in accordance with the provisions of the applicable Indenture, or the method by which such portion shall be determined;

          (5)   the terms and conditions, if any, upon which such debt securities may be convertible into or exchangeable for our other securities or for securities of another person or other property (including cash or any combination thereof) and the terms and conditions upon which such conversion or exchange will be effected, including, without limitation, the initial conversion price or rate (or manner of calculation thereof), the portion that is convertible or exchangeable or the method by which any such portion shall be determined, the conversion period, provisions as to whether conversion or exchange will be at the option of the holders, the Company, or such other person, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such debt securities;

          (6)   the date or dates, or the method for determining such date or dates, on which the principal of such debt securities will be payable;

          (7)   the rate or rates, or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any;

          (8)   the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the date or dates on which any such interest will be payable, the regular record dates for the interest payment dates, or the method by which the regular record dates are to be determined, the person to whom such interest will be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

          (9)   the place or places (other than or in addition to the Borough of Manhattan, The City of New York) where the principal of (and premium, if any) and interest and any additional amounts related to specified taxes imposed on the holders of such debt securities, or "Additional Amounts," on such debt securities will be payable, where such debt securities may be surrendered for conversion or registration of transfer or exchange, and where notices or demands to or upon us in respect of such debt securities and the applicable Indenture may be served;

          (10) the date or dates on which, or period or periods within which, the price or prices at which, the currency in which, and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at our option, if we are to have such an option;

          (11) our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the date or dates on which, or period or periods within which, the price or prices at which, the currency or currencies in which, and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

          (12) if other than U.S. dollars, the foreign currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

          (13) whether the amount of payments of principal of (and premium, if any) or interest on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on one or more currencies, commodities, equity indices or other indices) and the manner in which such amounts shall be determined;

          (14) whether such debt securities will be secured or unsecured and if secured, the nature of the collateral securing the debt securities;

          (15) whether such debt securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in a temporary global form or permanent global form;

          (16) any deletions from, modifications of or additions to the events of default or our covenants with respect to such debt securities, whether or not such events of default or covenants are consistent with the events of default or covenants set forth in the applicable Indenture;

          (17) whether the principal of (and premium, if any) or interest or Additional Amounts, if any, on such debt securities are to be payable, at our election or a holder's election, in one or more currencies other than that in which such debt securities are payable in the absence of the making of such an election, the date or dates on which, or period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which such debt securities are payable in the absence of the making of such an election and the currency or currencies in which such debt securities are to be payable upon the making of such an election;

          (18) whether such debt securities will be issued in certificated or book-entry form and if in certificated form, the form and/or terms of the certificates or other documents and the other conditions to be satisfied;

          (19) whether such debt securities will be in registered or bearer form, or both, the terms, if any, on which securities in registered form and in bearer form may be exchanged for each other, and the denominations thereof if other than $1,000 and any integral multiple thereof;

          (20) the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable Indenture, and any provisions in modification of, in addition to or in lieu of such provisions;

          (21) if such debt securities are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

          (22) whether and to what extent such debt securities will be guaranteed by a guarantor and the identity of such guarantor;

          (23) provisions, if any, granting special rights to the holders of such debt securities upon the occurrence of such events as may be specified;

          (24) whether and under what circumstances we will pay Additional Amounts as contemplated in the applicable Indenture on such debt securities to any holder thereof who is not a U.S. person and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment and the terms of any such option;

          (25) the name of the applicable trustee and the address of its corporate trust office and, if other than the trustee, the name of each security registrar and paying agent;

          (26) the date as of which any debt securities in temporary global security shall be dated if other than the date of original issuance; and

          (27) any other terms of such debt securities not inconsistent with the provisions of the applicable Indenture.

        Debt securities offered under this prospectus may be original issue discount securities, in that they provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. If they are original issue discount securities, the special U.S. federal income tax, accounting and other considerations applicable to such securities will be described in the applicable prospectus supplement.

        Except as set forth herein or in any prospectus supplement, neither Indenture contains any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change in control of us.

        Our rights and the rights of our creditors, including holders of debt securities offered under this prospectus, to participate in the assets of our subsidiaries upon the liquidation or recapitalization of such subsidiaries or otherwise will be subject to the prior claims of such subsidiaries' respective secured and unsecured creditors (except to the extent that our claims as a creditor may be recognized).

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, the debt securities of any series offered under this prospectus will be issuable in denominations of $1,000 and integral multiples thereof.

        Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest and any Additional Amounts on any series of debt securities offered under this prospectus will be payable at the office or agency we designate in accordance with the Indenture. Unless otherwise specified in the applicable prospectus supplement, payment of interest on any such series of debt securities to the holders thereof on any regular record date will be made to each person entitled thereto. Payments of interest will be made by wire transfer in immediately available funds to such person's account within the United States, if such person has provided us with appropriate wire transfer instructions, or by check, if we have not been provided with such wire transfer instructions. In the case of any securities issued in bearer form, payment of interest may be made, at our option, by transfer to an account maintained by the payee with a bank located outside the United States.

        Unless otherwise specified in the applicable prospectus supplement, any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security offered under this prospectus, or "Defaulted Interest," will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name such debt security is registered at the close of business on a special record date, which we refer to as the "Special Record Date," for the payment of such Defaulted Interest to be fixed by the applicable trustee, with notice thereof to be given to the holder of such debt security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture.

        Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series offered under this prospectus will be exchangeable for other debt securities in registered form of the same series and of a like aggregate principal amount and containing identical terms and conditions upon surrender of such debt securities at the corporate trust office of the applicable trustee or at an office or agency we establish in accordance with the Indenture. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series offered under this prospectus may be surrendered for registration of transfer thereof at the corporate trust office of the trustee or other office or agency referred to above. Every debt security surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities (other than specified exchanges not involving a transfer), but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        We may change the paying agent or security registrar under either Indenture without prior notice to the holders of the series of debt securities outstanding thereunder, and also may act as the paying agent and security registrar for such series.

        Neither we nor the trustee for any series of debt securities offered under this prospectus will be required to:

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  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

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  register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

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  issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Covenants

        Existence.    Except as described under "Consolidation, Merger and Sale of Assets" below, we and each guarantor, if any, of the debt securities are required to do or cause to be done all things necessary to preserve and keep in full force and effect our and its corporate existence, rights and franchises, except that (a) we are not and any such guarantor is not obligated to preserve any right or franchise and (b) none of the guarantors is obligated to preserve its existence, in either case if we determine that the preservation thereof is no longer desirable in the conduct of our or its business and that the loss thereof is not disadvantageous in any material respect to the holders of the debt securities issued under the Indenture.

        Maintenance of Properties.    We will cause and will cause each of our subsidiaries to cause all of our and their material properties used or useful in the conduct of our or their business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except that we and any subsidiary may discontinue the operation and maintenance of any such properties if we determine or the subsidiary determines that the discontinuance thereof is desirable in the conduct of our or its business and is not disadvantageous in any material respect to the holders of the debt securities issued under the Indenture.

        Payment of Taxes and Other Claims.    We will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon the income, profits or property of us or any subsidiary, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of us or any subsidiary, unless such lien would not have a material adverse effect upon such property, except that we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (a) whose amount, applicability or validity is being contested in good faith by appropriate proceedings or (b) for which we have set apart and maintain an adequate reserve.

        Delivery of SEC and Other Reports to the Trustee.    We will ensure delivery to the trustee within 15 calendar days after it files annual and quarterly reports, information, documents and other reports with the SEC, copies of such reports and information, documents and other reports which we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If we at any time are no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will continue to provide the trustee with reports containing substantially the same information as we would have been required to file with the SEC if we had continued to have been subject to such reporting requirements. In such event, we will provide the trustee with such reports at the times at which we would have been required to provide the reports if it had continued to have been subject to such reporting requirements. Any report we file with the SEC that is available on the SEC's website at http://www.sec.gov will be deemed to have been provided to the trustee.

        Additional Covenants.    Any additional material covenants of us contained in an Indenture for a series of debt securities offered under this prospectus, or any deletions from or modifications of the covenants described above, will be described in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

        Each Indenture provides that we shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, another person, unless (1) the resulting, surviving or transferee person (if not us) is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such entity (if not us) expressly assumes by supplemental indenture, executed and delivered to the trustee in form reasonably satisfactory to the trustee, all of our obligations under the applicable series of debt securities and such Indenture and (2) immediately after giving effect to such transaction, no default has occurred and is continuing under such Indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and shall be substituted for, and may exercise every right and power of, us under the applicable Indenture.

Events of Default, Notice and Waiver

        Each Indenture provides that the following events are "Events of Default" with respect to any series of debt securities issued thereunder:

          (1)   default in any payment of interest on, or any Additional Amounts payable in respect of, any debt security of such series when due and payable, which default continues for a specified period of days after the date when due and payable;

          (2)   default in the payment of the principal amount of (or premium, if any, on) any debt security of such series when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

          (3)   our failure to comply with our obligations under "Consolidation, Merger and Sale of Assets";

          (4)   our failure for a specified period of days after written notice from the trustee or the holders of a specified amount in principal amount of such series of debt securities then outstanding has been received by us to comply with any of our other agreements contained in the applicable Indenture; and

          (5)   certain events of bankruptcy, insolvency, or reorganization relating to us or any Significant Subsidiary of us or any guarantor of any debt security of such series.

        The term "Significant Subsidiary" means each significant subsidiary of the Company as defined in Regulation S-X promulgated under the Securities Act.

        The applicable prospectus supplement may contain information relating to deletions from, modifications of or additions to this list of events of default.

        If an Event of Default under either Indenture with respect to debt securities of any series offered under this prospectus at the time outstanding, other than an Event of Default specified in clause (5) above, occurs and is continuing, then in every such case the trustee or the holders of not less than a specified amount in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all of the outstanding debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable. If an Event of Default specified in clause (5) above occurs, all unpaid principal of and accrued interest on the outstanding debt securities of that series (or such lesser amount as may be provided for in the debt securities of such series) shall ipso facto become and be immediately due and payable without any declaration or other act on the party of the trustee or any holder of any debt security of that series.

        At any time after a declaration of acceleration with respect to debt securities of the applicable series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series may rescind and annul such declaration and its consequences if (1) we shall have paid or deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest, and any Additional Amounts, on the debt securities of such series, plus certain fees, expenses, disbursements and advances of the trustee and (2) all Events of Default, other than the non-payment of principal (or premium, if any) or interest on debt securities of such series, have been cured or waived as provided in the applicable Indenture. Each Indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to such series and its consequences, except a default (a) in the payment of the principal of (or premium, if any) or interest or any Additional Amounts on any debt security of such series, (b) in the conversion or exchange of the debt securities in accordance with their terms or (c) in respect of a covenant or provision contained in the applicable Indenture that may not be modified or amended without the consent of the holders of all outstanding debt securities affected thereby.

        Each trustee is required to give notice to the holders of debt securities within 90 days after a default under the applicable Indenture, except that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest or any Additional Amounts on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if specified responsible officers of the trustee consider in good faith such withholding to be in the interest of such holders.

        Each Indenture provides that no holders of debt securities of any series offered under this prospectus may institute any proceedings, judicial or otherwise, with respect to the applicable Indenture or for any remedy thereunder, except in the case of failure of the trustee thereunder, for a specified period of days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than a specified amount in principal amount of the outstanding debt securities of such series (and no direction inconsistent with such written request has been given to the trustee by holders of a majority in principal amount of the outstanding debt securities of that series), as well as an offer of indemnity reasonably satisfactory to it. This provision, however, will not prevent any holder of such debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on, and any Additional Amounts payable with respect to, such debt securities at the respective due dates thereof or for the enforcement of any conversion right in such debt securities.

        Subject to provisions in each Indenture relating to its duties in case of default, each trustee is under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any holders of any series of debt securities offered under this prospectus then outstanding under such Indenture, unless such holders shall have offered to the applicable trustee reasonable security or indemnity satisfactory to the trustee. The holders of not less than a majority in principal amount of the applicable outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. The trustee, however, may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining in such direction.

        Within 120 days after the close of each fiscal year, we and each guarantor, if any, of any series of debt securities offered under a prospectus supplement must deliver to each trustee a certificate, signed by one of several specified officers, as to such officer's knowledge of its compliance with all conditions and covenants of the applicable Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof.

Modification of the Indentures

        Subject to specified exceptions, each Indenture and any series of debt securities outstanding under such Indenture may be amended by a supplemental indenture with the consent of the holders of at least a majority in principal amount of such outstanding series of debt securities (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series of debt securities) and, subject to specified exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of at least a majority in principal amount of such outstanding series of debt securities. However, without the consent of each holder of an outstanding debt security of such series affected thereby, no amendment may, among other things:

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  reduce the amount of debt securities whose holders must consent to an amendment or waiver;

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  reduce the rate of or extend the stated time for payment of interest on any debt security;

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  reduce the principal amount of, or extend the stated maturity of, any debt security;

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  make any change that adversely affects the conversion rights, if any, of any debt security;

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  make any debt security payable in money other than that stated in such debt security;

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  impair the right of any holder to receive payment of principal (and premium, if any) and interest on, or any Additional Amounts payable with respect to, such holder's debt security on or after the due dates thereof or to institute suit for the enforcement of any payment on or with respect to such holder's debt security; or

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  modify the foregoing amendment provisions or the provisions relating to waivers of past defaults, except to increase the percentage of the principal amount of the debt securities whose holders are required to consent to an amendment or waiver, or to provide that certain other provisions of the applicable Indenture may not be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

        The holders of not less than a majority in principal amount of any series of debt securities outstanding under either Indenture have the right to waive our compliance with certain covenants in the applicable Indenture with respect to that series of debt securities.

        Modifications and amendments of each Indenture may be made by us and the applicable trustee without the consent of any holder of debt securities issued thereunder to:

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  cure any ambiguity, omission, defect or inconsistency contained in the Indenture;

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  provide for the assumption by a successor corporation, partnership, trust or limited liability company of our obligations under the Indenture;

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  provide for uncertificated debt securities in addition to or in place of certificated debt securities (provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code, or in a manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Internal Revenue Code);

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  add guarantees with respect to the debt securities;

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  secure the debt securities;

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  add to or modify our covenants or the Events of Default for the benefit of the holders of the debt securities, or to surrender any right or power conferred upon us;

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  to evidence and provide for the acceptance of appointment of a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of an Indenture as necessary to provide for or facilitate the administration of the trusts under an Indenture by more than one trustee;

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  to supplement any of the provisions of an Indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities if such action does not adversely affect the interests of the holders of the debt securities of such series in any material respect;

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  comply with any requirement of the SEC to effect the qualification of the Indenture under the Trust Indenture Act (or any similar federal statute later enacted); or

  •
  make any change that does not materially and adversely affect the rights of the holders of the debt securities.

        The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

        Each Indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities, (1) the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be (or shall have been declared to be) due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (2) the principal amount of a debt security denominated in a foreign currency or currencies that will be deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of such debt security of the amount determined as provided in clause (1) above), (3) the principal amount of an indexed security that will be deemed outstanding will be the principal face amount of such indexed security on the issue date, unless otherwise provided with respect to such indexed security pursuant to the applicable Indenture, and

(4) debt securities owned by us or any other obligor upon the debt securities or any affiliate of us or of such other obligor will be disregarded.

        Each Indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called by the trustee, by us, pursuant to a resolution adopted by our board of directors, or by the holders of not less than 10% in principal amount of the outstanding debt securities of such series, in any such case upon satisfaction of any conditions and upon notice given as provided in the applicable Indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the applicable Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. Notwithstanding the foregoing, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series, except that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum.

        Notwithstanding the provisions described above, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the applicable Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of such series and one or more additional series, (1) there shall be no minimum quorum requirement for such meeting and (2) the holders of the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the applicable Indenture.

Satisfaction and Discharge

        The Indenture provides that, upon our request, the Indenture will cease to be of further effect with respect to any series of debt securities specified in such request (except as to surviving rights of registration of transfer or exchange of debt securities or right to receive additional amounts, as expressly provided for in the Indenture) as to all debt securities of such series when:

  •
  either:

  •
  all such debt securities theretofore authenticated and delivered (except lost, stolen or destroyed debt securities that have been replaced or paid and securities whose payment has previously been deposited or segregated in trust and thereafter repaid or discharged) have been delivered to the Trustee for cancellation; or

  •
  all such debt securities not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the purpose of giving notice of the redemption by the Trustee and we have deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the Trustee for cancellation, for unpaid principal and premium (if any) and interest to maturity;

  •
  we have paid all other sums payable by us under the Indenture with respect to such series; and

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  we have delivered to the Trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent under the Indenture to the satisfaction and discharge of the Indenture with respect to such series have been complied with.

Defeasance and Covenant Defeasance

        Each Indenture provides that, if the provisions of the relevant article of such Indenture are made applicable to the debt securities of (or within) any series pursuant to such Indenture, we may elect either (1) to effect a "defeasance," in which case we will be discharged from any and all obligations with respect to such debt securities (except for the obligation to pay Additional Amounts, if any, and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust), or (2) to effect a "covenant defeasance," in which case we will be released from our obligations with respect to the covenants described under "—Certain Covenants" or, if provided pursuant to such Indenture, our obligations with respect to any other covenant, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities. Such defeasance or covenant defeasance shall be effected upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at their stated maturity, or Government Obligations (as described below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

        Such a trust may be established only if, among other things, we have delivered to the applicable trustee an opinion of counsel (as specified in the applicable Indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

        Each Indenture defines "Government Obligations" to mean securities which are (1) direct obligations of the United States of America or any government or governments which issued the foreign currency or currencies in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or any such other government, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof. Government Obligations will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, except that (other than as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government

Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

        Unless otherwise provided in the applicable supplemental indenture relating to any series of debt securities, if after we have deposited funds or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of such series is entitled to, and does, elect pursuant to the applicable Indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or (2) a Conversion Event (as described below) occurs in respect of the currency in which such deposit has been made, the indebtedness represented by such debt security and any coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such debt security as they become due out of the proceeds yielded by converting the amount or other property so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or Conversion Event based on the applicable market exchange rate. Each Indenture defines "Conversion Event" to mean the cessation of use of (a) a foreign currency other than the Euro both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (b) the Euro both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community or (c) any currency for the purposes for which it was established. If we effect a covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of an Event of Default, the amount in such currency in which such debt securities are payable, and Government Obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. We, however, would remain liable to make payment of such amounts due at the time of acceleration.

        The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Senior Debt Securities

        Payment of the principal of and premium, if any, and interest on debt securities we issue under the Senior Debt Securities Indenture will rank equally with all of our unsecured and unsubordinated debt.

Subordination of Subordinated Debt Securities

        To the extent provided in the Subordinated Debt Securities Indenture and any supplemental indenture, and as described in the prospectus supplement describing the applicable series of subordinated debt securities, the payment of the principal of and premium, if any, and interest on any subordinated debt securities, including amounts payable on any redemption or repurchase, will be subordinated in right of payment and junior to senior indebtedness, which is defined below. If there is a distribution to our creditors in a liquidation or dissolution of us, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us, the holders of senior indebtedness will first be entitled to receive payment in full of all amounts due on the senior indebtedness (or provision shall be made for such payment in cash) before any payments may be made on the subordinated debt securities. Because of this subordination, our general creditors may recover more, ratably, than holders of subordinated debt securities in the event of a distribution of assets upon insolvency.

        The supplemental indenture will set forth the terms and conditions under which, if any, we will not be permitted to pay principal, premium, if any, or interest on the related subordinated debt securities upon the occurrence of an event of default or other circumstances arising under or with respect to senior indebtedness.

        The Indentures will place no limitation on the amount of senior indebtedness that we may incur. We expect to incur from time to time additional indebtedness constituting senior indebtedness, which may include indebtedness that is senior to the subordinated debt securities but subordinate to our other obligations.

        The Subordinated Debt Securities Indenture defines "senior indebtedness" as the principal of, and premium, if any, interest, including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of us, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of the indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing. Senior indebtedness does not include:

  •
  indebtedness that expressly provides that such indebtedness (1) shall not be senior in right of payment to the subordinated debt securities, (2) shall be equal or junior in right of payment to the subordinated debt securities, or (3) shall be junior in right of payment to any of our other indebtedness;

  •
  any indebtedness of us to any of our majority-owned subsidiaries, other than indebtedness to our majority-owned subsidiaries arising by reason of guarantees by us of indebtedness of such subsidiary to a person that is not our subsidiary; and

  •
  indebtedness for trade payables or the deferred purchase price of assets or services incurred in the ordinary course of business.

DESCRIPTION OF PREFERRED STOCK

        The following, together with the additional information we include in the applicable prospectus supplement, describes the preferred stock that we may offer under this prospectus. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our amended and restated certificate of incorporation, amended and restated bylaws and registration rights agreement, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part. We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation for that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock being offered before the issuance of such series of preferred stock.

General

        Under our amended and restated certificate of incorporation our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations and restrictions. Our board of directors also can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock.

        As of the date of this prospectus, no shares of preferred stock are issued or outstanding. The particular terms of any series of preferred stock being offered by us under this prospectus will be described in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

  •
  the title and number of shares of the preferred stock being offered;

  •
  the dividend rate (or method of calculation) and the dates on which dividends will be paid;

  •
  whether dividends will be cumulative and, if so, the date from which dividends will begin to accumulate;

  •
  the voting rights, if any, of the preferred stock; and

  •
  any conversion provisions of the preferred stock;

  •
  any redemption, repurchase or sinking fund provisions of the preferred stock;

  •
  the liquidation preference per share of the preferred stock;

  •
  any other relative powers, preferences, rights, qualifications, limitations or restrictions of the preferred stock.

        The preferred stock will, when issued, be fully paid and non-assessable.

        The description of preferred stock above and the description of the terms of a particular series of preferred stock in the applicable prospectus supplement are not complete. You should refer to the applicable certificate of designations for complete information. The prospectus supplement will also contain a description of U.S. federal income tax consequences relating to the preferred stock, if material.

        Voting Rights.    The General Corporation Law of Delaware provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designations.

        Other.    Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or other preferred stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock or other preferred stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

 DESCRIPTION OF WARRANTS

        The following, together with the additional information we may include in the applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement.

        As of the date of this prospectus, there are no outstanding warrants.

        We may issue warrants for the purchase of common stock, debt securities, preferred stock or any combination of the foregoing securities. Warrants may be issued independently or together with our securities offered by any prospectus supplement. Series of warrants may be issued under a separate warrant agreement. The applicable prospectus supplement will describe the terms of the warrants offered, including but not limited to the following:

  •
  the number of warrants offered;

  •
  the price or prices at which the warrants will be issued;

  •
  the currency or currencies in which the prices of the warrants may be payable;

  •
  securities for which the warrants are exercisable;

  •
  whether the warrants will be issued with any other securities and, if so, the amount and terms of these securities;

  •
  the amount of securities purchasable upon exercise of each warrant and the price at which and the currency or currencies in which the securities may be purchased upon such exercise, and the events or conditions under which the amount of securities may be subject to adjustment;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

  •
  the minimum or maximum amount of such warrants, if any, that may be exercised at any one time;

  •
  any material risk factors relating to such warrants; and

  •
  any other material terms of such warrants.

        Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.

        Prospective purchasers of warrants should be aware that special United States federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The applicable prospectus supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such warrants.

DESCRIPTION OF UNITS

        The following, together with the additional information we may include in the applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms summarized below will apply generally to any units we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement.

        We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

        Any applicable prospectus supplement will describe:

  •
  the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  •
  any material provisions of the governing unit agreement that differ from those described above.

SELLING SECURITYHOLDERS

        Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as "selling securityholders," may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

        The applicable prospectus supplement will set forth the name of each of the selling securityholders and the number of shares of our common stock beneficially owned by such selling securityholders that are covered by such prospectus supplement.

LEGAL MATTERS

        The legal validity of the securities offered by this prospectus will be passed upon for us by Hogan Lovells US LLP, Baltimore, Maryland.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, as set forth in their report dated February 20, 2013, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

Common Stock

$150,000,000

TESARO, Inc.

Common Stock

$            per share

PRELIMINARY PROSPECTUS SUPPLEMENT

The date of this prospectus supplement is March    , 2015.

Citigroup	Leerink Partners	Deutsche Bank Securities
BMO Capital Markets	Baird	Mizuho